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                       [DELOITTE & TOUCHE LLP LETTERHEAD]

                                                                EXHIBIT 23(b)

                        INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration
Statement of Household Finance Corporation on Form S-3 of our reports dated January 28, 1998 relating to the financial statements of Beneficial Corporation for the year ended December 31, 1997 appearing in the Current Reports on Form 8-K of Household Finance Corporation as filed on June 2, 1998 and June 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
July 17, 1998